                                                                    EXHIBIT 10.3

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                           DRUG PFINDER(TM) AGREEMENT

AGREEMENT made this 8th day of November, 2001 between PFIZER INC., a Delaware corporation, having a place of business at 235 East 42nd Street, New York, NY 10017 and its Affiliates ("PFIZER") and NEOGENE TECHNOLOGIES, INC., having a place of business at 157 Technology Drive, Irvine California 92618 and its Affiliates ("NEOGENE").

WHEREAS, as a result of his work at NEOGENE, Dr. Olivier Civelli ("Principal Investigator") has made certain findings as described in Exhibit A ***, for the treatment of ***, for the treatment of *** ("Findings") that may be useful to PFIZER in the construction of an assay; and

WHEREAS, PFIZER will employ those Findings in the construction of an assay useful in screening libraries of chemical compounds for pharmaceutical utility and for other pharmaceutical research purposes; and

WHEREAS, PFIZER possesses a chemical compound library as well as facility in medical chemistry and pharmaceutical development;

NOW, THEREFORE, the parties agree as follows:

1.       DEFINITIONS. Whenever used in this Agreement, the term defined in this
         Section 1 shall have the meaning specified.

         "Affiliate" shall mean any corporation, firm, partnership or other entity which directly or indirectly controls, is controlled by, or is under common control with either of the parties.

2. PRINCIPAL INVESTIGATOR'S RESPONSIBILITY. i) Principal Investigator will deliver Findings to PFIZER within thirty (30) days of the date first set forth above; ii) NEOGENE hereby grants to PFIZER a *** license to make and use Findings for all PFIZER research purposes other than sale or manufacture for sale of products or processes for the term of this Agreement; iii) Principal Investigators will make no more than six (6) visits to Pfizer laboratories in Cambridge Massachusetts on mutually agreeable dates. Pfizer will reimburse Principal Investigator's for travel and lodging expenses in connection with visits to Pfizer laboratories; and iv) Members of Pfizer's staff may seek Principal Investigators advice, ***, by phone and email from time to time on specific questions.

3. TERM. This Agreement shall begin on the date it is executed by NEOGENE and shall terminate on the latest of i) the date that PFIZER notifies NEOGENE that it has discontinued the research program based on the Findings, or ii) three (3) years from the delivery of the Findings, if PFIZER fails to notify NEOGENE within that period that PFIZER has opened a Project Operating Plan ("POP"), the formal PFIZER document approving the funding and implementation of a research program with respect to a pharmaceutical lead ("Lead") based on the Findings, or
         iii) if PFIZER commences the research program within the said three year period, the expiration of the last to expire of any patents covering any Lead discovered by PFIZER based on the Findings.

4. PAYMENT UPON RECEIPT OF FINDINGS. Upon receipt of the Findings, PFIZER will pay NEOGENE the sum of two hundred thousand dollars ($200,000.00).


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5. PFIZER'S AND NEOGENE'S RIGHTS AND OBLIGATIONS WITH RESPECT TO THE SCREENING. PFIZER will employ Findings to construct an assay useful in screening its compound library for Leads and will conduct such screening and employ the Findings in other pharmaceutical research. If the screening results in the identification of one or more active compounds ("Hits") and after PFIZER has reviewed the Hits or Leads or both and filed any patent applications which, in its sole unfettered discretion it deems appropriate, PFIZER will promptly provide to NEOGENE and Principal Investigator the Information set forth in Section 8 with respect to such Hits or Leads, as the case may be. NEOGENE and Principal Investigator shall be free, consistent with the patent rights of PFIZER and others, to make whatever use of the Information provided to Principal Investigator it wishes; provided, however, that PFIZER makes no representation regarding the existence, effect or validity of any patent rights with respect to the Information; and, further provided, that this Agreement shall in no sense be construed to give NEOGENE or Principal Investigator a license to sell Hits, Leads or Information with respect to which PFIZER owns patents or patent applications in any country. NEOGENE and PFIZER recognize the traditional freedom of all scientists to publish and present promptly the results of their research. Therefore, NEOGENE shall be free to publish with respect to such Hits or Leads without review by PFIZER, unless PFIZER first notifies NEOGENE that any such Hit or Lead is the subject of a confidentiality agreement between PFIZER and a third party. PFIZER shall have the duty to notify NEOGENE of the existence of any such confidentiality agreement at the time it provides Information to the Principal Investigator. NEOGENE acknowledges that PFIZER's compound library contains compounds which, for one reason or another, are highly sensitive as a matter of intellectual property, have obligations to third parties or have commercial commitments. Therefore, anything in this Agreement to the contrary not withstanding, PFIZER may, in its sole unfettered discretion and without further explanation withhold Information with respect to Hits or Leads otherwise required to be furnished to NEOGENE and Principal Investigator.

6. ADDITIONAL PAYMENTS. PFIZER will pay to NEOGENE the US dollar sum set forth in Column A below upon the occurrence of an event ("Event") with respect to a Lead and will provide NEOGENE notification of the date of occurrence and a description of the Event. PFIZER will make such payments *** with respect to the occurrence of an Event affecting the first Lead which is the subject of such Event.

                        EVENT                                 A
                        -----                                 -
            Initiation of a PFIZER Discovery
            Program, a POP                                   ***

            Acceptance of a Standard
            PFIZER Recommendation for
            Development                                      ***

            Commencement of PFIZER
            Phase I Study                                    ***

            Commencement of PFIZER
            Phase III Study                                  ***


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

            PFIZER NDA Filed                                 ***

            PFIZER NDA Approved                              ***


         PFIZER shall pay the sums due within thirty (30) days of the occurrence of an Event; provided, however, that PFIZER shall be under no obligation whatever to advance a Lead so that an Event occurs. PFIZER may, at any time, in its sole, unfettered discretion, withdraw a Lead from development irrespective of its merit as a human or animal pharmaceutical product. In the event that further Leads or Hits are under development by PFIZER at that time, this Agreement shall continue in full force and effect. PFIZER shall notify NEOGENE of any such withdrawal.

7. REPORTS. On or before each anniversary date that this Agreement is in effect, PFIZER shall provide a brief written report to NEOGENE concerning PFIZER's progress with respect to the use of the Findings and the progress towards the Events pursuant to Section 6. Such annual reports shall be held in confidence pursuant to Section 9. In addition, NEOGENE shall hold in similar fashion any information it receives in connection with payments received by it pursuant to Sections 4 and 6, i.e. NEOGENE shall be free to inform the public of its receipt of the funds, but not the corresponding information with respect to PFIZER's progress in its pharmaceutical candidate research program.

8. INFORMATION. For purposes of this Agreement, the term "Information," if known, shall mean written information and reports relating to each Hit or Lead provided to NEOGENE or Principal Investigator, including activity in assay of Hit or Lead, if available.

9. CONFIDENTIALITY. Unless otherwise set forth in this Agreement, NEOGENE agrees to maintain the Information described in Section 7 and 8 in confidence with the same degree of care it holds its own confidential information. NEOGENE will disclose such information only to its officers and employees directly concerned with such research, but will neither disclose the Information to any third party nor use the Information for any other purpose.

10. EXCEPTIONS TO CONFIDENTIALITY. NEOGENE's obligation of nondisclosure and the limitations upon the right to use the Information described in Sections 7 and 8, shall not apply to the extent that it can demonstrate that such information: (a) was in the possession of NEOGENE prior to the time of disclosure; or (b) is or becomes public knowledge through no fault or omission of NEOGENE; or (c) is obtained by Institute from a third party under no obligation of confidentiality to PFIZER; or (d) if it is requested to disclose the information in connection with a legal or administrative proceeding, it will give PFIZER prompt notice of such request. PFIZER may seek an appropriate protective order or other remedy or waive compliance with the provisions of this Agreement or both. If PFIZER seeks a protective order or other remedy, NEOGENE will cooperate with PFIZER. If PFIZER fails to obtain a protective order or waive compliance with the relevant provisions of this Agreement, NEOGENE will disclose only that portion of Information which its legal counsel determines it is required to disclose.

11. SURVIVAL OF CONFIDENTIALITY OBLIGATION. All confidentiality obligations of NEOGENE under this Agreement shall survive the termination of this Agreement for a period of five (5) years.


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12. ACKNOWLEDGEMENTS. NEOGENE, Principal Investigator and PFIZER will acknowledge each other's contributions to relevant publications as is appropriate and customary.

13. INDEMNIFICATION. PFIZER shall defend, indemnify and hold harmless NEOGENE, its employees, directors and officers, from and against any and all liability which NEOGENE may incur by reason of PFIZER's use of the Findings or Hits; provided, however, that NEOGENE shall indemnify PFIZER, its employees, directors and officers for any claims for injuries to persons or damages which occur on NEOGENE's premises or premises under the exclusive control of NEOGENE resulting from research with respect to the construction or use of the Findings or the Hits.

14. ENTIRE AGREEMENT. This Agreement and Exhibit A set forth the entire agreement between PFIZER and NEOGENE as to its subject matter. None of the terms of this Agreement shall be amended except in a writing signed by both parties.

15. BREACH. (a) If either party breaches this agreement, the other may terminate it if the breaching party does not cure the breach within thirty (30) days of written notice of same. The right of termination shall be in addition to any other rights the terminating party may have, at law or equity, pursuant to this Agreement. (b) If, during the term of this Agreement, issued US Patent claims are disallowed with respect to the Findings, this Agreement shall terminate forthwith and PFIZER shall have no further obligations to NEOGENE even if such obligation shall have previously accrued.

16. FORCE MAJEURE. Neither PFIZER nor NEOGENE shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of such party.

17. COMPLIANCE WITH LAWS. Each party hereto shall comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any government authority in handling or disposing of the Hit or Lead samples and in their testing.

18. PUBLICITY. Except as set forth in Sections 5 and 7, no press releases or other statements in connection with this Agreement intended for use in the public or private media shall be made by PFIZER or NEOGENE without the prior written consent of the other party. If either party is required by law or governmental regulation to describe its relationship to the other, it shall promptly give the other parties notice with a copy of any disclosure it proposes to make. In addition, PFIZER shall not use NEOGENE's name in connection with any products, promotion, or advertising without NEOGENE's prior written permission.

19. NOTICES. Any notices permitted or required pursuant to this Agreement shall be deemed effective if made in writing and sent, postage prepaid, return receipt requested, by overnight delivery, or facsimile transmission, as follows:

IF TO PFIZER:                       PFIZER Inc.
                                    Global Research & Development
                                    50 Pequot Ave
                                    New London, CT  06320
                                    Attention:  V.P., PGRD, Strategic Alliances
                                    cc:  Assistant General Counsel, PGRD


IF TO NEOGENE:                      NEOGENE Technologies, Inc.
                                    157 Technology Drive
                                    Irvine, CA  92618
                                    Attention:  Mr. Martin Gunning

         Notices shall be deemed given as of the date received.

20. CHOICE OF LAW. This Agreement shall be construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized representative.

NEOGENE TECHNOLOGIES, INC.                                  PFIZER INC

By:     /s/  Alvin J. Glasky                        By:      /s/  Alan Proctor
   --------------------------------                 ----------------------------

Name:   Alvin J. Glasky, Ph.D.                      Name:  Alan Proctor, Ph.D.
     ------------------------------

Title:  President                                   Title: Vice President, PGRD,
      -----------------------------                         Strategic Alliances

Date:   December 7, 2001                            Date:    November 28, 2001
     ------------------------------                      -----------------------


PRINCIPAL INVESTIGATOR, acknowledges that he has read this Agreement and understands his obligations as a NEOGENE employee.

By:     /s/  Olivier Civelli
   --------------------------------

Name:   Olivier Civelli, Ph.D.

Title:  Professor
      -----------------------------


Date:   December 8, 2001
     ------------------------------

cc:    PFIZER Inc, Legal Division, New London, CT 06320

                             DRUG PFINDER EXHIBIT A


*** [2 PAGES DELETED]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.